UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 20, 2019

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

[ ]	Emerging growth Company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 20, 2019, HomeStreet, Inc. (the "Company") held its 2019 Annual Meeting of Shareholders (the "Annual Meeting"). Based on the certified voting report provided by the inspector of elections for the Annual Meeting, the Company's shareholders elected all director candidates nominated by the Company's Board of Directors, approved Proposals 2, 3, 4, 5, 6 and 7 and voted against Proposal 8, all as described in the Company's Definitive Proxy Statement for the Annual Meeting on Schedule 14A which was filed with the Securities and Exchange Commission on May 16, 2019.

On June 10, 2019, Blue Lion Master Opportunity Fund, L.P. and its affiliates ("Blue Lion") withdrew Charles W. Griege as one of its nominees for director but maintained support of Ronald K. Tanemura as a director nominee. Immediately prior to the Annual Meeting, Blue Lion withdrew its remaining nominee for director, Ronald K. Tanemura, but continued to seek approval for Proposals 7 and 8, which it had proposed. Although Proposal 7 was approved by shareholders, it has no practical effect because no amendments had been made to the Company's Amended and Restated Bylaws (the "Bylaws") between July 31, 2018 and the date of the Annual Meeting.

The proposals voted on and approved by the shareholders at the Annual Meeting were as set forth below. There were no broker non-votes as the meeting was deemed contested.

Proposal 1

Shareholders re-elected the following three Class II directors with terms ending at the 2022 annual meeting of shareholders (or upon the due election and qualification of their respective successors).

Official Results

Nominee	For	Withhold
Sandra A. Cavanaugh	21,792,137	63,093
Mark K. Mason	18,645,436	60,946
Donald R. Voss	17,279,381	60,025

Proposal 2

Company shareholders approved on an advisory (non-binding) basis, as set forth below, the compensation of the Company's named executive officers.

Official Results

	For	Against	Abstain
Approval on an advisory (non-binding) basis the compensation of the Company's named executive officers.	17,159,277	4,366,488	368,466

Proposal 3

Shareholders ratified on an advisory (non-binding) basis, as set forth below, the appointment of Deloitte & Touche LLP as the Company's independent registered accounting firm.

Official Results

	For	Against	Abstain
Appointment of Deloitte & Touche	21,858,142	13,177	22,914

Proposal 4

Shareholders ratified an amendment to the Bylaws, as set forth below, to select Washington State as the exclusive forum for shareholder actions against the Company.

Official Results

	For	Against	Abstain
Ratification of Bylaw amendment on exclusive forum	11,145,265	10,687,175	61,792

Proposal 5

Shareholders approved an amendment to the Company's Second Amended and Restated Articles of Incorporation, as previously amended, (the "Articles of Incorporation"), as set forth below, to declassify the Board of Directors and provide for the annual election of directors.

Official Results

	For	Against	Abstain
Approval of amendment to Articles of Incorporation to declassify the Board of Directors and provide for annual election of directors	21,730,696	46,386	117,150

Proposal 6

Shareholders approved an amendment to the Company's Articles of Incorporation, as set forth below, to eliminate the supermajority shareholder vote requirement to approve major corporate changes:

Official Results

	For	Against	Abstain
Approval of amendment to Articles of Incorporation to eliminate supermajority shareholder vote requirement	21,796,695	47,465	50,071

Proposal 7

Shareholders approved a shareholder proposal related to the repeal of certain provisions, if any, of the Bylaws adopted between July 31, 2018 and the date of the Annual Meeting that are inconsistent with or disadvantageous to the adoption of the proposals proposed by, or the election of the nominees nominated by, Blue Lion at the Annual Meeting.

Official Results

	For	Against	Abstain
Approval of shareholder proposal related to amendment of the Bylaws	11,326,934	10,358,221	209,077

Proposal 8

Shareholders rejected a shareholder proposal related to the independence of the Chairman of the Board of Directors.

Official Results

	For	Against	Abstain
Approval of shareholder proposal related to the independence of the Chairman of the Board of Directors	9,811,650	12,015,426	70,155

Item 8.01	Other Events

On June 21, 2019, the Company filed with the Washington state Secretary of State a Third Amendment to the Second Amended and Restated Articles of Incorporation (the "Articles of Amendment") effecting Proposal 5 and Proposal 6 from the 2019 Annual Meeting as those proposals were approved by more than two-thirds of the outstanding shares of common stock of the Company. A copy of the Articles of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.1	Third Amendment to the Second Amended and Restated Articles of Incorporation of HomeStreet, Inc. dated June 21, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2019

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
EVP, General Counsel, Chief Administrative Officer and Corporate Secretary